Exhibit 99.1

Analog Devices Reports Fiscal Third Quarter 2024 Financial Results
•Revenue of $2.31 billion, above the midpoint of our outlook with sequential growth in Industrial, Consumer, and Communications
•Operating cash flow of $4.0 billion and free cash flow of $2.9 billion on a trailing twelve-month basis
•Returned $574 million to shareholders through dividends and repurchases in the third quarter
WILMINGTON, Mass.--August 21, 2024--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its fiscal third quarter 2024, which ended August 3, 2024.
“ADI’s revenue finished above our guided midpoint with stronger profitability driving earnings per share near the high end of our outlook,” said Vincent Roche, CEO and Chair. “As we navigate this business cycle’s nascent recovery, our high-performance analog solutions portfolio positions us well to intersect the strong underlying stream of concurrent secular trends. Our innovation and customer-centric ethos will continue to form the foundation for our success and help drive long-term shareholder value.”
“Improved customer inventory levels and order momentum, across most of our markets, position us to grow again sequentially in our fourth quarter, increasing our confidence that we are past the trough of this cycle. However, economic and geopolitical uncertainty continues to limit the pace of the recovery” said Richard Puccio, CFO.

Performance for the Third Quarter of Fiscal 2024

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Aug. 3, 2024	Jul. 29, 2023	Change
Revenue	$2,312	$3,076	(25)%
Gross margin	$1,311	$1,962	(33)%
Gross margin percentage	56.7%	63.8%	(710 bps)
Operating income	$491	$929	(47)%
Operating margin	21.2%	30.2%	(900 bps)
Diluted earnings per share	$0.79	$1.74	(55)%

Adjusted Results(2)
Adjusted gross margin	$1,571	$2,222	(29)%
Adjusted gross margin percentage	67.9%	72.2%	(430 bps)
Adjusted operating income	$952	$1,470	(35)%
Adjusted operating margin	41.2%	47.8%	(660 bps)
Adjusted diluted earnings per share	$1.58	$2.49	(37)%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Aug. 3, 2024	Aug. 3, 2024
Net cash provided by operating activities		$855	$3,989
% of revenue		37%	41%
Capital expenditures		$(154)	$(1,041)
Free cash flow(2)		$701	$2,948
% of revenue		30%	30%

		Three Months Ended	Trailing Twelve Months
Cash Return		Aug. 3, 2024	Aug. 3, 2024
Dividend paid		$(456)	$(1,767)
Stock repurchases		(118)	(991)
Total cash returned		$(574)	$(2,757)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.
(2) Reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also the “Non-GAAP Financial Information” section for additional information.

Outlook for the Fourth Quarter of Fiscal Year 2024

For the fourth quarter of fiscal 2024, we are forecasting revenue of $2.40 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 22.3%, +/-180 bps, and adjusted operating margin of approximately 41.0%, +/-100 bps. We are planning for reported EPS to be $0.85, +/-$0.10, and adjusted EPS to be $1.63, +/-$0.10.

Our fourth quarter fiscal 2024 outlook is based on current expectations and actual results may differ materially as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release. See also the “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.92 per outstanding share of common stock. The dividend will be paid on September 17, 2024 to all shareholders of record at the close of business on September 3, 2024.

Conference Call Scheduled for Today, Wednesday, August 21, 2024 at 10:00 am ET

ADI will host a conference call to discuss our third quarter fiscal 2024 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as primary performance measurements when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that free cash flow, a non-GAAP liquidity measure, is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4, which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, and tax related items4, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

2Acquisition Related Transaction Costs: Costs directly related to the Maxim acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Special Charges, net: Expenses, net, incurred as part of the integration of Maxim, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Tax Related Items: Income tax effect of the non-GAAP items discussed above, an income tax benefit from a discrete item related to a federal corporate income tax relief claim and certain other income tax benefits associated with prior periods. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices, Inc.
Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $12 billion in FY23 and approximately 26,000 people globally working alongside 125,000 global customers, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter (X).

Forward Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding financial performance; customer inventory rationalization; economic uncertainty, geopolitical conditions, demand and other market conditions, business cycles, and supply chains; capital expenditures and investments; expected revenue, operating margin, nonoperating expenses, tax rate, earnings per share, and other financial results; expected market and technology trends and acceleration of those trends; market size, market share gains, market position, and growth opportunities; expected product solutions, offerings, technologies, capabilities, and applications, including those that may incorporate, or be based upon, software or artificial intelligence technology; the value and importance of, and other benefits related to, our product solutions, offerings, and technologies to our customers, including those that may incorporate, or be based upon, software or artificial intelligence technology; future dividends and share repurchases; and other future events. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: economic, political, legal and regulatory uncertainty or conflicts; changes in demand for semiconductor products; manufacturing delays, product and raw materials availability and supply chain disruptions; products that may be diverted from our authorized distribution channels; changes in export classifications, import and export regulations or duties and tariffs; our development of technologies and research and development investments; our future liquidity, capital needs and capital expenditures; our ability to compete successfully in the markets in which we operate; our ability to recruit and retain key personnel; risks related to acquisitions or other strategic transactions; security breaches or other cyber incidents; adverse results in litigation matters; reputational damage; changes in our estimates of our expected tax rates based on current tax law; risks related to our indebtedness; unanticipated difficulties or expenditures related to integrating Maxim Integrated Products, Inc.; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; and uncertainty as to the long-term value of our common stock. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Aug. 3, 2024	Jul. 29, 2023	Aug. 3, 2024	Jul. 29, 2023
Revenue	$2,312,209	$3,076,495	$6,983,952	$9,589,055
Cost of sales	1,000,970	1,114,880	3,018,737	3,358,553
Gross margin	1,311,239	1,961,615	3,965,215	6,230,502
Operating expenses:
Research and development	362,671	423,751	1,108,960	1,253,600
Selling, marketing, general and administrative	257,213	334,113	791,420	984,648
Amortization of intangibles	187,754	250,719	567,030	756,882
Special charges, net	12,282	23,539	34,399	46,675
Total operating expenses	819,920	1,032,122	2,501,809	3,041,805
Operating income	491,319	929,493	1,463,406	3,188,697
Nonoperating expense (income):
Interest expense	85,179	69,346	239,423	193,051
Interest income	(26,432)	(8,794)	(50,870)	(32,198)
Other, net	9,581	(5,880)	13,841	(8,373)
Total nonoperating expense (income)	68,328	54,672	202,394	152,480
Income before income taxes	422,991	874,821	1,261,012	3,036,217
Provision for (benefit from) income taxes	30,759	(2,198)	103,811	220,068
Net income	$392,232	$877,019	$1,157,201	$2,816,149

Shares used to compute earnings per common share - basic	496,338	500,018	496,077	503,951
Shares used to compute earnings per common share - diluted	498,794	503,503	498,689	507,804

Basic earnings per common share	$0.79	$1.75	$2.33	$5.59
Diluted earnings per common share	$0.79	$1.74	$2.32	$5.55

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Aug. 3, 2024	Oct. 28, 2023
Cash, cash equivalents and short-term investments	$2,545,699	$958,061
Accounts receivable	1,127,158	1,469,734
Inventories	1,427,936	1,642,214
Other current assets	342,143	314,013
Total current assets	5,442,936	4,384,022
Net property, plant and equipment	3,395,748	3,219,157
Goodwill	26,909,775	26,913,134
Intangible assets, net	9,997,707	11,311,957
Deferred tax assets	2,105,430	2,223,272
Other assets	766,778	742,936
Total assets	$48,618,374	$48,794,478

Other current liabilities	$1,779,935	$2,154,695
Debt, current	899,251	499,052
Commercial paper notes	547,443	547,224
Long-term debt	6,655,723	5,902,457
Deferred income taxes	2,743,015	3,127,852
Other non-current liabilities	802,898	998,076
Shareholders' equity	35,190,109	35,565,122
Total liabilities & shareholders' equity	$48,618,374	$48,794,478

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	Aug. 3, 2024	Jul. 29, 2023	Aug. 3, 2024	Jul. 29, 2023
Cash flows from operating activities:
Net income	$392,232	$877,019	$1,157,201	$2,816,149
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	92,358	86,204	265,530	251,785
Amortization of intangibles	437,949	501,488	1,318,325	1,505,201
Stock-based compensation expense	64,051	82,970	192,262	227,113
Deferred income taxes	(105,218)	(151,283)	(269,566)	(431,393)
Other	10,456	16,362	23,826	19,130
Changes in operating assets and liabilities	(36,801)	(270,306)	114,134	(757,645)
Total adjustments	462,795	265,435	1,644,511	814,191
Net cash provided by operating activities	855,027	1,142,454	2,801,712	3,630,340
Cash flows from investing activities:
Purchases of short-term investments	(14,784)	—	(438,901)	—
Additions to property, plant and equipment, net	(153,886)	(324,574)	(565,053)	(785,070)
Other	(3,396)	(2,173)	10,710	(2,254)
Net cash used for investing activities	(172,066)	(326,747)	(993,244)	(787,324)
Cash flows from financing activities:
Proceeds from debt	—	—	1,087,856	—
Early termination of debt	—	—	—	(65,688)
Proceeds from commercial paper notes	2,326,091	2,392,874	7,709,492	2,646,509
Payments of commercial paper notes	(2,326,883)	(2,101,799)	(7,709,273)	(2,101,799)
Repurchase of common stock	(117,980)	(686,510)	(520,712)	(2,494,018)
Dividend payments to shareholders	(456,485)	(430,467)	(1,338,703)	(1,251,121)
Proceeds from employee stock plans	52,019	45,990	116,355	113,002
Other	6,614	(64,158)	(5,512)	(11,227)
Net cash used for financing activities	(516,624)	(844,070)	(660,497)	(3,164,342)
Net increase (decrease) in cash and cash equivalents	166,337	(28,363)	1,147,971	(321,326)
Cash and cash equivalents at beginning of period	1,939,695	1,177,609	958,061	1,470,572
Cash and cash equivalents at end of period	$2,106,032	$1,149,246	$2,106,032	$1,149,246

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the “ship to” customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	August 3, 2024			July 29, 2023
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,058,704	46%	(37)%	$1,683,843	55%
Automotive	670,304	29%	(8)%	727,315	24%
Communications	266,599	12%	(26)%	358,520	12%
Consumer	316,602	14%	3%	306,817	10%
Total revenue	$2,312,209	100%	(25)%	$3,076,495	100%

	Nine Months Ended
	August 3, 2024			July 29, 2023
	Revenue	% of Revenue[1]	Y/Y %	Revenue	% of Revenue[1]
Industrial	$3,252,757	47%	(38)%	$5,252,078	55%
Automotive	2,082,869	30%	(3)%	2,146,320	22%
Communications	811,150	12%	(36)%	1,273,265	13%
Consumer	837,176	12%	(9)%	917,392	10%
Total revenue	$6,983,952	100%	(27)%	$9,589,055	100%

1) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Aug. 3, 2024	Jul. 29, 2023	Aug. 3, 2024	Jul. 29, 2023
Gross margin	$1,311,239	$1,961,615	$3,965,215	$6,230,502
Gross margin percentage	56.7%	63.8%	56.8%	65.0%
Acquisition related expenses	259,296	260,557	778,821	787,383
Adjusted gross margin	$1,570,535	$2,222,172	$4,744,036	$7,017,885
Adjusted gross margin percentage	67.9%	72.2%	67.9%	73.2%

Operating expenses	$819,920	$1,032,122	$2,501,809	$3,041,805
Percent of revenue	35.5%	33.5%	35.8%	31.7%
Acquisition related expenses	(188,882)	(254,719)	(571,504)	(770,071)
Acquisition related transaction costs	—	(1,837)	—	(7,069)
Special charges, net	(12,282)	(23,539)	(34,399)	(46,675)
Adjusted operating expenses	$618,756	$752,027	$1,895,906	$2,217,990
Adjusted operating expenses percentage	26.8%	24.4%	27.1%	23.1%

Operating income	$491,319	$929,493	$1,463,406	$3,188,697
Operating margin	21.2%	30.2%	21.0%	33.3%
Acquisition related expenses	448,178	515,276	1,350,325	1,557,454
Acquisition related transaction costs	—	1,837	—	7,069
Special charges, net	12,282	23,539	34,399	46,675
Adjusted operating income	$951,779	$1,470,145	$2,848,130	$4,799,895
Adjusted operating margin	41.2%	47.8%	40.8%	50.1%

Nonoperating expense (income)	$68,328	$54,672	$202,394	$152,480
Acquisition related expenses	2,150	2,150	6,450	11,593
Adjusted nonoperating expense (income)	$70,478	$56,822	$208,844	$164,073

Income before income taxes	$422,991	$874,821	$1,261,012	$3,036,217
Acquisition related expenses	446,028	513,126	1,343,875	1,545,861
Acquisition related transaction costs	—	1,837	—	7,069
Special charges, net	12,282	23,539	34,399	46,675
Adjusted income before income taxes	$881,301	$1,413,323	$2,639,286	$4,635,822

Provision for (benefit from) income taxes	$30,759	$(2,198)	$103,811	$220,068
Effective income tax rate	7.3%	(0.3)%	8.2%	7.2%
Tax related items	64,036	160,500	188,995	317,591
Adjusted provision for income taxes	$94,795	$158,302	$292,806	$537,659
Adjusted tax rate	10.8%	11.2%	11.1%	11.6%

Diluted EPS	$0.79	$1.74	$2.32	$5.55
Acquisition related expenses	0.89	1.02	2.69	3.04
Acquisition related transaction costs	—	—	—	0.01
Special charges, net	0.02	0.05	0.07	0.09
Tax related items	(0.13)	(0.32)	(0.38)	(0.63)
Adjusted diluted EPS*	$1.58	$2.49	$4.71	$8.07
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Aug. 3, 2024	Aug. 3, 2024	May 4, 2024	Feb. 3, 2024	Oct. 28, 2023
Revenue	$9,700,436	$2,312,209	$2,159,039	$2,512,704	$2,716,484
Net cash provided by operating activities	$3,989,006	$855,027	$807,853	$1,138,832	$1,187,294
% of Revenue	41%	37%	37%	45%	44%
Capital expenditures	$(1,041,446)	$(153,886)	$(188,189)	$(222,978)	$(476,393)
Free cash flow	$2,947,560	$701,141	$619,664	$915,854	$710,901
% of Revenue	30%	30%	29%	36%	26%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending November 2, 2024
	Reported	Adjusted
Revenue	$2.4 Billion	$2.4 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	22.3%	41.0% (1)
	(+/-180 bps)	(+/-100 bps)
Nonoperating expenses	~ $60 Million	~ $60 Million
Tax rate	10% - 12%	11% - 13% (2)
Earnings per share	$0.85	$1.63 (3)
	(+/- $0.10)	(+/- $0.10)

(1) Includes $450 million of adjustments related to acquisition related expenses as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $59 million of tax effects associated with the adjustment for acquisition related expenses noted above.
(3) Includes $0.78 of adjustments related to the net impact of acquisition related expenses and the tax effects on those items.

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Vice President, Investor Relations and FP&A
781-461-3282
investor.relations@analog.com

Media Contact:
Analog Devices, Inc.
Ms. Ferda Millan
Global PR & External Communications
Ferda.Millan@analog.com